UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________________
FORM 8-K
 ____________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 18, 2021
 ____________________________________________________________________
OASIS PETROLEUM INC.
(Exact name of registrant as specified in its charter)
____________________________________________________________________

Delaware	001-34776	80-0554627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 1500
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 404-9500
Not Applicable.
(Former name or former address, if changed since last report)
____________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OAS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
The description of the New Employment Agreements (as defined in Item 5.02 below) and related equity grant agreements for Taylor L. Reid, Michael H. Lou and Nickolas J. Lorentzatos in Item 5.02 is incorporated by reference into this Item 1.01.
Item 1.02 Termination of a Material Definitive Agreement.
The information regarding the replacement of the Prior Employment Agreements (as defined in Item 5.02 below) for Taylor L. Reid, Michael H. Lou and Nickolas J. Lorentzatos in Item 5.02 is incorporated by reference into this Item 1.02.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Adoption of New Equity Incentive Program. As part of its Chapter 11 plan of reorganization, on emergence from bankruptcy, Oasis Petroleum, Inc. (the “Company”) adopted its 2020 Long Term Incentive Plan (the “2020 LTIP”), a comprehensive equity-based award plan as part of the go-forward compensation for the Company’s officers, directors, employees and consultants. The total number of shares of the Company’s common stock reserved and available for delivery with respect to awards under the 2020 LTIP was 2,402,402 shares, which represents 10% of the total new equity at emergence on a fully diluted, fully distributed basis.
In addition, the Company’s plan of reorganization required the Company’s Board of Directors (the “Board”) to allocate 5% of the 10% total new equity reserved under the 2020 LTIP to the Company’s no later than 45 days after emergence. The plan of reorganization also requires that the allocated equity consist solely of restricted stock units on terms (including performance metrics and vesting criteria) agreed upon between the Company’s management and the Compensation Committee of the Board (the “Compensation Committee”). On January 18, 2021, in order to satisfy this equity allocation requirement, the Compensation Committee of the Board approved a new equity incentive program, which consists of three types of restricted stock units:
•Time-Vested Restricted Stock Units (“RSUs”): contingent shares vest 25% per year over four years to promote retention of key executives.
•Relative Total Shareholder Return Performance Share Units (“PSUs”):
◦Contingent shares that may be earned over three and four years depending upon the Company’s relative total shareholder return (“TSR”) performance in comparison to pre-determined arrays of companies, as described below. Promote alignment with shareholder interests by rewarding for shareholder returns measured against potential alternative investments
◦Number of PSUs earned over the three- or four-year performance periods ranges from 0 to 150% of target, based on performance
◦50% of the PSU awards based on performance relative to the Company’s oil & gas peers (divided evenly between the three- and four-year performance periods)
◦50% of the PSU awards based on performance relative to the broad-based Russell 2000 index (divided evenly between the three- and four-year performance periods)
•Absolute TSR PSUs (also known as Leveraged Stock Units (“LSUs”)):
◦Contingent shares that may be earned over three and four years depending upon the TSR performance of the Company’s common stock measured against specific premium return objectives. This promotes alignment with shareholder interests by rewarding for the absolute increase in total shareholder returns.
◦50% of the LSU awards measured over three years, and 50% measured over four years
◦Number of LSUs earned over the three- or four-year performance periods ranges from 0 to 300% of target, based on performance
In order to incentivize the Company’s management team to achieve sustained stock performance over an extended period of time, as well as to satisfy the plan of reorganization’s 2020 LTIP equity allocation requirement, the Compensation Committee’s new equity incentive program is designed to represent a three-year grant. In other words, after the initial equity grants to be made in early 2021 under the new equity incentive program, the Compensation Committee does not intend to make any additional equity grants to any existing officers and directors who receive three-year grants until the 2024 fiscal year at the earliest.
Initial Equity Grants to Named Executive Officers. On January 18, 2021, the Compensation Committee made the following initial grants under the new equity incentive program (the “Initial Equity Grants”) to Taylor L. Reid, President and Chief Operating Officer; Michael H. Lou, Executive Vice President and Chief Financial Officer; and Nickolas J. Lorentzatos, Executive Vice President, General Counsel and Corporate Secretary (collectively, the “Named Executive Officers”):

Named Executive Officer	Target			Maximum
	Time-Vested RSUs (0-100%)	Relative TSR PSUs (0-150%)	Absolute TSR PSUs (LSUs) (0-300%)(1)	Time-Vested RSUs	Relative TSR PSUs	Absolute TSR PSUs (LSUs)(1)
Taylor L. Reid	29,604	29,604	46,856	29,604	44,406	140,568
Michael H. Lou	27,632	27,632	43,728	27,632	41,448	131,184
Nickolas J. Lorentzatos	16,776	16,776	26,552	16,776	25,164	79,656
(1)In addition to the 300% cap, the total number of shares of common stock that may be delivered under the LSUs shall not exceed 10 times the fair value of the LSUs as of the date of grant.
In addition to these Initial Equity Grants, the Compensation Committee has also preliminarily allocated approximately 360,000 shares (at maximum performance achievement) reserved for the individual that becomes Chief Executive Officer as a result of the Company’s previously-announced executive search, and an aggregate additional 500,000 shares (at maximum performance achievement) for a number of other officers and key employees. As previously disclosed, a total of 93,000 restricted shares have been granted to the Company’s directors under the Company’s non-employee director compensation program (including 15,500 restricted shares to Douglas E. Brooks, the Company’s Board Chair and current Chief Executive Officer, pending the completion of the executive search described above). As a result of the Initial Equity Grants and these additional allocations and grants, approximately 6% out of the 10% of the equity reserved for issuance under the 2020 LTIP have been granted or otherwise allocated, assuming solely for this purpose that the maximum number of shares of common stock are earned under the allocations and grants. At target performance achievement, the grants and allocations would represent approximately 3.6% of the 10% reserved equity pool.
For a description of the forfeiture and vesting provisions relating to the Initial Equity Grants, see “Initial Equity Grant Vesting Provisions” below.
Reduction in Base Salaries for Named Executive Officers. An integral part of the Compensation Committee’s determination of the size, composition and duration of the Initial Equity Grants was reducing the base salaries of the Named Executive Officers to bring them more in line with the Company’s peers. These reductions were implemented in connection with the new employments described below in “New Employment Agreements for Named Executive Officers.” Furthermore, even though the Named Executive Officers’ performance bonus targets were not modified as a percentage of base salary, the base salary reductions will have the effect of reducing the absolute amount of their respective target performance bonuses:

Named Executive Officer	Base Salary		Performance Bonus Target Percentage		Performance Bonus Target Amount
	Prior Employment Agreements	New Employment Agreement	Prior Employment Agreements	New Employment Agreement	Prior Employment Agreements	New Employment Agreement
Taylor L. Reid	$600,000	$500,000	100%	100%	$600,000	$500,000
Michael H. Lou	$480,000	$450,000	100%	100%	$480,000	$450,000
Nickolas J. Lorentzatos	$425,000	$400,000	80%	80%	$340,000	$320,000
New Employment Agreements for Named Executive Officers. As part of the implementation of the new equity incentive plan, the Named Executive Officers entered into new employment agreements (the “New Employment Agreements”) that were aligned with the Initial Equity Grants. These new agreements replaced the then-existing employment agreements (the “Prior Employment Agreements”) that had been amended and restated in March 2018 and extended in September 2020 until March 20, 2024. The New Employment Agreements are scheduled to terminate on the same date. With the exception of amount of compensation, severance and similar economic terms, the three New Employment Agreements are substantially identical with each other.
Termination of Employment. Under the New Employment Agreements, upon any termination of employment, the Named Executive Officers are entitled to receive (i) accrued but unpaid salary, (ii) any unpaid annual performance bonus earned for the calendar year prior to the year in which the Named Executive Officer terminates, (iii) reimbursement of eligible expenses and (iv) any employee benefits due pursuant to their terms (collectively, the “Accrued Payments”).
Death or Disability. If any of Messrs. Reid, Lou or Lorentzatos is terminated due to death or “disability,” then the Named Executive Officers will be entitled to receive the following amounts: (i) the Accrued Payments, (ii) a pro-rata portion of the annual performance bonus for the calendar year of termination, (iii) an amount equal to 12 months’ worth of the Named Executive Officer’s base salary, payable in a lump sum within 60 days following termination, and (iv) reimbursement of

COBRA premiums, if the Named Executive Officer elects and remains eligible for COBRA, for up to 18 months following termination.
Non-Renewal of Employment Agreement. If a Named Executive Officer’s employment terminates by reason of the Company’s non-renewal of the New Employment Agreement at expiration, the Named Executive Officer is entitled to receive reimbursement of COBRA premiums, if the Named Executive Officer elects and remains eligible for COBRA, for up to 12 months following termination. Except for this COBRA reimbursement obligation, and except as provided in any award notices for the Initial Equity Grants (as described below) and any other equity grants that may be made in the future, the non-renewal of the New Employment Agreement does not entitle a Named Executive Officer to any severance benefits, vesting of unvested equity grants or any other benefits. Under the Prior Employment Agreements, non-renewal by the Company was treated as a termination without “cause.”
Termination Other Than for Cause or Good Reason. If the Company terminates the employment of any of Messrs. Reid, Lou or Lorentzatos for reasons other than “cause,” or if the Named Executive Officer terminates employment for “good reason,” and, in each case, such termination is not on or within 18 months following a “change in control,” then the Named Executive Officer will be entitled to receive the following amounts:
(1)the Accrued Payments;
(2)a pro-rata portion of the annual performance bonus for the calendar year of termination;
(3)an amount equal to the Severance Multiple (as defined below) of the sum of (a) the Named Executive Officer’s base salary as of the date of termination, plus (b) the aggregate of the product of (x) the Named Executive Officer’s base salary as of the date of termination and (y) the target bonus percentage specified in such Named Executive Officer’s New Employment Agreement (or such higher percentage specified by the Board with respect to the calendar year in which the date of termination occurs), payable in equal monthly installments (with amounts in excess of certain limitations under Section 409A of the Internal Revenue Code payable in a lump sum within 60 days); and
(4)reimbursement of COBRA premiums, if the Named Executive Officer elects and remains eligible for COBRA, for up to 18 months following termination.
Severance amounts, other than the pro-rata bonus amount, are subject to the Named Executive Officer’s delivery to the Company (and non-revocation) of a release of claims within 50 days of his termination date.
Severance Multiples. The New Employment Agreements modify the severance multiples provided in the Prior Employment Agreements in connection with the termination of a Named Executive Officer’s employment without “cause” or by the Named Executive Officer for “good reason.” Under the New Employment Agreements, the following changes were made:

Named Executive Officer	Good Reason		Termination without Cause For First 15 Months		Termination without Cause After First 15 Months
	Prior Employment Agreements	New Employment Agreement	Prior Employment Agreements(1)	New Employment Agreement	Prior Employment Agreements	New Employment Agreement
Taylor L. Reid	2X	1.5X	2X	2X	2X	1.5X
Michael H. Lou	1X	1X	1X	2X	1X	1X
Nickolas J. Lorentzatos	1X	1X	1X	2X	1X	1X
(1)Under the Prior Employment Agreements, the Company’s emergence from Chapter 11 was a “change in control,” as a result of which the severance multiple for any departure by the Named Executive Officer for “good reason” or termination by the Company without “cause” would have been 2.99X instead of 2X for Mr. Reid, 1X for Mr. Lou and 1X for Mr. Lorentzatos. After the second anniversary of the emergence date, the severance would have reverted to the lower levels.
Change in Control. Under each New Employment Agreement, if a Named Executive Officer’s employment is terminated by the Company without “cause” or by the Named Executive Officer for “good reason,” in each case, on or within 18 months following a “change in control,” then the Severance Multiple is 2.5X for Mr. Reid, 2X for Mr. Lou and 2X for Mr. Lorentzatos. Under the Prior Employment Agreements, the Severance Multiple was 2.99X, and that higher multiple applied for two years following the change in control.
The Prior Employment Agreements also provided that all severance amounts with respect to a qualifying termination within two years following the change in control were required to be paid within 60 days. Under the New Employment Agreements, these severance amounts are paid on the same schedule as described above under “Termination Other Than for Cause or Good Reason.”

Under the Prior Employment Agreements, the Company’s emergence from Chapter 11 was a change in control. Under the New Employment Agreements, the Named Executive Officers have agreed that the 2020 Chapter 11 emergence will not constitute a change in control for purposes of the New Employment Agreements.
No Gross Up Payments. Consistent with the Prior Employment Agreements, each New Employment Agreement provides that, if any payments made pursuant to the New Employment Agreements in connection with a change in control would result in a Named Executive Officer receiving golden parachute payments that are subject to excise tax under Section 280G and 4999 of the Internal Revenue Code, the Company will not provide any gross-up payment for such excise taxes. Instead, each New Employment Agreement provides that any golden parachute payments will be paid to the Named Executive Officer in full (with the Named Executive Officer responsible for paying in full any related excise tax liability), unless reducing the amount of such payments to $1 less than the 280G safe harbor amount would result in a better net after tax position for the Named Executive Officer. Generally, the 280G safe harbor amount is equal to three times the Named Executive Officer’s average annual compensation from the Company for the preceding five years, or such lesser period during which the Named Executive Officer was employed by the Company.
Restrictive Covenants. Messrs. Reid, Lou and Lorentzatos are subject to certain confidentiality, non-compete and non-solicitation provisions contained in the New Employment Agreements. The confidentiality covenants are perpetual, while the non-compete and non-solicitation covenants apply during the term of the New Employment Agreements and for 12 months following the Named Executive Officer’s termination date. Each Prior Employment Agreement had provided that the non-compete and non-solicitation covenants ceased to apply if the Named Executive Officer was terminated for any reason on or after a change in control. Under the New Employment Agreements, those covenants will continue for 12 months following the termination date, even in the case of a change in control.
Applicable Definitions. For purposes of the New Employment Agreements, the terms listed below are defined as follows:
(i)“cause” means (a) the Named Executive Officer has been convicted of a misdemeanor involving moral turpitude or a felony, (b) the Named Executive Officer has engaged in grossly negligent or willful misconduct in performing his duties (including the willful failure to follow any lawful express directive of the Board or CEO, within the reasonable scope of Employee’s substantive duties) that has a material detrimental effect on the Company, (c) the Named Executive Officer has breached a material provision of the New Employment Agreement, (d) the Named Executive Officer has engaged in conduct that is materially injurious to the Company or (e) the Named Executive Officer has committed an act of fraud. Under the New Employment Agreements, Messrs. Reid, Lou and Lorentzatos will have a limited period of 30 days to cure events (except in the case of a cause event described in clause (a) above).
(ii)“change in control” means (a) a person acquires 50% or more of the Company’s outstanding stock or outstanding voting securities, subject to certain limited exceptions, (b) individuals who serve as board members on the effective date of the New Employment Agreement (or who are subsequently approved by a majority of such individuals), cease for any reason to constitute at least a majority of the Company’s Board of Directors, (c) consummation of a reorganization, merger, consolidation or a sale of all or substantially all of the Company’s assets, subject to certain limited exceptions, or (d) approval by the Company’s stockholders of a complete liquidation or dissolution.
(iii)“disability” means the Named Executive Officer’s physical or mental impairment that prevents him from being able to perform his inability to perform his essential job functions with or without reasonable accommodation, as may be required by law for a period of 180 days in any 12-month period.
(iv)“good reason” means, without the Named Executive Officer’s express written consent, (a) a material breach by the Company of the New Employment Agreement, (b) a material reduction in the Named Executive Officer’s base salary or target performance bonus percentage, (c) the failure by the Company to continue to provide the Named Executive Officer with the opportunity to participate in any material equity incentive compensation plan in which the Named Executive Officer was participating as of the effective date of the New Employment Agreement (or any comparable successor plan), (d) a material diminution in the Named Executive Officer’s authority, status, title, position, duties or responsibilities, (e) the assignment to the Named Executive Officer of any duties or responsibilities that are materially inconsistent with such status, title, position or responsibilities, or (f) a change in the geographic location where the Named Executive Officer must normally perform services by more than 50 miles. The Named Executive Officer must notify the Company within 60 days of the occurrence of any such event and the Company has 30 days following notice to cure. The definition of “good reason” provides that the Initial Equity Grants satisfy the equity incentive plan participation requirement through the end of the 2023 fiscal year.
This summary of the New Employment Agreements is qualified in its entirety by reference to the full text of the New Employment Agreements, which are attached hereto as Exhibits 99.2, 99.3 and 99.4 and are incorporated by reference herein.

Initial Equity Grant Vesting Provisions
Under the Prior Employment Agreements, any unvested equity incentive awards held by a Named Executive Officer would accelerate upon a termination by the Company “without cause,” a termination by the Named Executive Officer for “good reason,” in each case unless the applicable grant agreement provided otherwise. The Prior Employment Agreements also provided that if such a termination occurred within two years following a change in control, all unvested equity awards would vest immediately as of the termination date, regardless of any provisions to the contrary in the applicable grant agreement.
The New Employment Agreements have removed these concepts and provide instead that accelerated vesting will occur only on the terms set forth in the applicable grant agreement. The vesting provisions of the Initial Equity Grants are summarized below. Future equity agreements, if any, are not required to include these vesting provisions.
For purposes of each of the Initial Equity Awards, “disability,” “cause,” “good reason” and “change in control” have generally the same meaning described above with respect to the New Employment Agreements.
Time-Vested RSUs. If the Named Executive Officer’s employment with the Company is terminated prior to the end of the four-year forfeiture restriction period (i) by the Company without “cause,” (ii) by reason of the Company’s non-renewal of the New Employment Agreement (a “Non-Renewal”), (iii) by the Named Executive Officer for “good reason” or (iv) by reason of the Named Executive Officer’s death, then, upon termination, the Named Executive Officer will vest in the number of unvested RSUs that were scheduled to vest within 12 months following his termination. Furthermore, if any of these types of termination occurs within 18 months following a change in control, then all unvested RSUs will vest in full upon the Named Executive Officer’s termination.
Furthermore, if a change in control occurs and the acquiring company does not assume the RSUs and convert them into a substantially equivalent award, then all unvested RSUs will vest in full upon the completion of the change in control.
Relative TSR PSUs and Absolute TSR PSUs (LSUs). If the Named Executive Officer’s employment with the Company is terminated prior to the end of the four-year forfeiture restriction period (i) by the Company without “cause,” (ii) by reason of a Non-Renewal, (iii) by the Named Executive Officer for “good reason” or (iv) by reason of the Named Executive Officer’s death, then, actual PSU and LSU performance would be measured at end of the entire three- or four-year measurement period (or, if earlier, a post-termination change in control-adjusted performance period), and then the amount of the earned award would be prorated based on (A) the Named Executive Officer’s service following the date of his New Employment Agreement or (B) 12 months, whichever is greater, as a percentage of the entire measurement period. However, if the termination occurs within 18 months following the date of his New Employment Agreement, then six months will be added to the period in clause (A).
Furthermore, if change in control occurs prior to the end of a performance measurement period, then performance will be measured based on the change in control price. In addition, if the change of control occurs 18 months or less following the date of the New Employment Agreements, performance will be measured against (i) the change in control price or (ii) 100% of target payout, whichever is greater.
This summary of the Initial Equity Grants is qualified in its entirety by reference to the full text of the forms of award notices and related grant agreements for the RSUs, PSUs and LSUs, which are attached hereto as Exhibits 99.5, 99.6 and 99.7 and are incorporated by reference herein.
Item 7.01. Regulation FD Disclosure
On January 21, 2021, the Company issued a press release with respect to the Company’s adoption of the new equity incentive program and reduction in base salaries for the Named Executive Officers. The full text of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.
In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 of this current report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit

99.1	Press Release issued by Oasis Petroleum Inc. on January 21, 2021
99.2†	New Employment Agreements, dated January 18, 2021, by and between Oasis Petroleum Inc. and Taylor L. Reid
99.3†	New Employment Agreements, dated January 18, 2021, by and between Oasis Petroleum Inc. and Michael H. Lou
99.4†	New Employment Agreements, dated January 18, 2021, by and between Oasis Petroleum Inc. and Nickolas J. Lorentzatos
99.5†	Form of Notice of Grant for Restricted Stock Units (with form of associated Restricted Stock Unit Agreement attached thereto)
99.6†	Form of Notice of Grant for Relative Total Shareholder Return Performance Share Units (with form of associated Phantom Share Unit Agreement attached thereto)
99.7†	Form of Notice of Grant for Absolute Total Shareholder Return Performance Share Units (with form of associated Phantom Share Unit Agreement attached thereto)
104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

__________________
† Indicates Management Compensatory Plan, Contract or Arrangement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OASIS PETROLEUM INC. (Registrant)

Date: January 21, 2021	By:	/s/ Nickolas J. Lorentzatos
Nickolas J. Lorentzatos
Executive Vice President, General Counsel and Corporate Secretary